EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



                                                  State of Other
       Name of Subsidiary                 Jurisdiction of Incorporation
----------------------------------        -----------------------------

National Surface Cleaning, Inc.                   New Hampshire

National Service Cleaning Corp.                   Connecticut

Olshan Demolishing Management, Inc.               Delaware

NSC Energy Services, Inc.                         Delaware

NSC Specialty Coatings, Inc.                      Delaware


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